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                                                                  Exhibit 10.7

                              EMPLOYMENT AGREEMENT


                  AGREEMENT made as of June 16, 1999, between Motor Coach Industries International, Inc. (formerly, Transportation Manufacturing Operations, Inc.), a Delaware corporation (the "Company"), and Rafael Gomez Flores (the "Executive").

                  WHEREAS, pursuant to the Investment Agreement (the "Investment Agreement") dated as of June 11, 1999, among Joseph Littlejohn & Levy Fund III, L.P. ("JLL"), CIBC WG Argosy Merchant Fund 2, L.L.C., ("CIBC Argosy"), Co-investment Merchant Fund 3, LLC ("CMF" and, together with JLL and CIBC Argosy, the "Investors") and Consorcio G Grupo Dina, S.A. de C.V., ("Dina"), the Investors, purchased certain securities of the Company (the "Investment") and, simultaneously therewith, the Company repurchased from Dina certain of its securities; and

                  WHEREAS, the Executive has experience in (a) the designing, manufacturing, assembling and marketing of coaches of monocoque or unitized construction configuration, (b) the distribution of replacement parts to the intercity coach and transit bus markets (the "Business") and (c) the manufacturing of products in Mexico; and

                  WHEREAS, the Executive has extensive experience and relationships that are beneficial to the Company in Mexico and Latin America, which he has agreed to utilize for the benefit of the Company; and

                  WHEREAS, in connection with the Investment, the Company desires that the Executive serve as Chairman (the "Chairman") of the Board of Directors of each of (a) the Company, (b) the Company's subsidiaries (the "Subsidiaries"), and (c) MCII Holdings (USA), Inc., (together with the Company and the Subsidiaries, the "Company Parties"), to assist in the management of the Business and the Executive desires to hold such positions under the terms and conditions of this Agreement; and

                  WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship of the Executive with the Company Parties.


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                  NOW, THEREFORE, intending to be legally bound hereby, the
parties agree as follows:

                  1. EMPLOYMENT. Each of the Company Parties hereby employs the Executive, and the Executive hereby accepts employment with the Company Parties, upon the terms and subject to the conditions set forth herein.

                  2.       TERM.

                           (a)      Subject to Section 9 hereof, the term of the
employment by the Company Parties of the Executive pursuant to this Agreement (the "Term") is for an initial period commencing on the date hereof and terminating on the fifth anniversary hereof (the "Initial Term").

                           (b)      Commencing on the fifth anniversary hereof
and each anniversary of such date thereafter (each, an "Anniversary Date"), the Term shall automatically be extended for an additional year unless, not later than sixty (60) days immediately preceding an Anniversary Date, the Executive gives notice to the Company Parties that he does not wish to extend the Term.

                  3. POSITION. During the Term, the Executive shall serve as the Chairman of the Board of Directors of each of the Company Parties and shall report only to each respective Board of Directors.

                  4. DUTIES. During the Term, the Executive shall devote sufficient time and attention to the business and affairs of each of the Company Parties as are commensurate with his responsibilities as Chairman of each such entity. During the Term, the Executive shall, among other things, assist the Company in relocating and overseeing the Company's operations in Mexico, assist the Company in entering new markets in Latin America for new and used coach sales, oversee the Company's purchasing program and reduce material costs.

                  5. SALARY. During the Term, the Company shall pay to the Executive a base salary at the rate of $1,500,000 per year (the "Base Salary"). The Base Salary shall be payable to the Executive in substantially equal installments in accordance with the Company's normal payroll practices.

                  6. BUSINESS EXPENSES. The Executive shall be reimbursed by the Company, on behalf of all of the Company Parties, for all reasonable and necessary business expenses incurred by him in connection with his employment (including,

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without limitation, expenses for travel and entertainment incurred in conducting or promoting business for the Company Parties) upon timely submission by the Executive of receipts and other documentation as required by the Internal Revenue Code of 1986, as amended (the "Code"), and in accordance with the Company's normal expense reimbursement policies.

                  7. OTHER BENEFITS. During the Term, the Executive shall be eligible to participate fully in all health and other employee benefit arrangements available to senior executive officers of the Company generally.

                  8. OWNERSHIP OF INTELLECTUAL PROPERTY. All intellectual property conceived or developed by the Executive during the Term which relate to any of the Company Parties shall belong to and constitute property of the Company Parties.

                  9. TERMINATION OF AGREEMENT. The employment by the Company of the Executive pursuant to this Agreement shall not be terminated prior to the end of the then current Term hereof except as set forth in this
Section 9.

                           (a)      If the Executive's employment with the
Company Parties is terminated (x) by mutual written agreement of the Company and the Executive, (y) by the Executive's death or Disability (as defined herein), or (z) by the Company for Cause (as defined herein), the Executive (or the Executive's beneficiaries or representatives) shall be entitled to receive all Base Salary to be paid or provided to the Executive under this Agreement through the Date of Termination (as defined in Section 9(c)).

                                    (i)      DISABILITY. The Executive's
         employment by the Company Parties pursuant to this Agreement may be terminated by written notice to the Executive by the Company or to the Company by the Executive in the event that (A) the Executive becomes unable to perform his normal duties by reason of physical or mental illness or accident for any six (6) consecutive month period, or (B) the Company receives written opinions from both a physician for the Company and a physician for the Executive that the Executive will be so disabled.

                                    (ii)     CAUSE. This Agreement may be
         terminated by the Company by written notice ("Notice of Termination") to the Executive for Cause which means the determination, in good faith, by the Board of Directors of the Company, after Notice of Termination to the Executive and a reasonable opportunity to cure, that one or more of the following events has occurred: (A) the Executive has failed to perform his material duties in a

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         reasonably satisfactory manner; (B) any reckless or grossly negligent act by the Executive having the effect of injuring the interest, business or reputation of any of the Company Parties in any material respect; (C) the Executive's commission of any felony (including entry of a NOLO CONTENDERE plea); or (D) any misappropriation or embezzlement by the Executive of the property of any of the Company Parties.

                           (b)      CHANGE OF CONTROL. This Agreement shall
terminate upon the consummation of a Change of Control, in which event, the Executive shall be entitled to a lump sum payment of $6,000,000 and no more. For purposes of this Agreement, a "Change of Control" means the occurrence of any of the following events:

                                    (i)      (a) any Person or group of related
         Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Group"), other than the Investors and Dina or any of their respective affiliates, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting or economic power of MCII Holding's outstanding securities and (b) the Investors and Dina or any of their respective affiliates no longer have the power to elect a majority of the directors of the Board of Directors of MCII Holdings;

                                    (ii)     the occurrence of any sale, lease,
         exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of MCII Holdings to any Person or Group other than the Investors and Dina or any of their respective affiliates;

                                    (iii)    during any period of two
         consecutive years, individuals who at the beginning of such period constituted the Board of Directors of MCII Holdings (together with any new directors whose election by the Board of Directors of MCII Holdings or whose nomination for election by the stockholders of MCII Holdings has been approved by the Investors and Dina or a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of MCII Holdings; or

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                                    (iv)     the approval by the holders of
         securities of MCII Holdings of any plan or proposal for the liquidation or dissolution of the MCII Holdings.

                           (c)      DATE OF TERMINATION. The Executive's Date of
Termination shall be (i) the date agreed upon in the mutual written agreement of the parties, (ii) in the case of the Executive's death, the date of the Executive's death, (ii) in the event of Executive's Disability, the last day the Executive worked at the Company or (iii) if the Executive's employment is terminated for Cause, the date on which a Notice of Termination is given.

                  10.      REPRESENTATIONS.

                           (a)      The Company represents and warrants that
this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against both in accordance with its terms.

                           (b)      The Executive represents and warrants that
he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement.

                  11. ASSIGNMENT; BINDING AGREEMENT. This Agreement is a personal contract and the rights and interests of the Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

                  12. NON-COMPETITION COVENANTS. During the Term and until the third anniversary of the expiration thereof, or in the event of a Change of Control, until the third anniversary of the consummation of the Change of Control, the Executive shall not, directly or indirectly, (a) participate in the ownership, management, operation or control of, or be connected with or employed by, or act as a consultant for, or have any financial interest in or aid or knowingly assist any other Person in the conduct of, any business or entity which (i) engages in any aspect of

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the Business, (ii) is contemplating engaging in such Business or (iii)
provides any services that compete with those services provided by any of the Company Parties, in the case of (i), (ii) and (iii), anywhere within the Western Hemisphere or (b) hire any officer or other employee of the Company Parties or solicit or direct anyone else to solicit any officer or other employee of the Company Parties (i) to terminate his or her employment or other relationship with the Company Parties or (ii) to seek or accept employment or other affiliation with any other entity (other than any solicitation directed at the public in general in publications available to the public in general).

                  13. CONFIDENTIALITY COVENANT. The Executive agrees that he will not at any time during the Term or at any time thereafter, directly or indirectly, use for his own account, or disclose to any person, firm or corporation, other than authorized officers, directors and employees of the Company Parties, Confidential Information (as hereinafter defined) of the Company. As used herein, "Confidential Information" of the Company Parties means information of any kind, nature or description which is disclosed to or otherwise known to the Executive as a direct or indirect consequence of his association with any of the Company Parties, which information is not generally known to the public or in the businesses in which the Company Parties are engaged or which information relates to specific investment opportunities within the scope of the business of the Company Parties which were considered by any of the Company Parties during the Term.

                  14. ENTIRE AGREEMENT. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes any other undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by any of the Company Parties with regard to the subject matter or effect of this Agreement or otherwise.

                  15       AMENDMENT OR MODIFICATION; WAIVER. No provision of
this Agreement may be amended or waived, unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

                  16       NOTICES. Any notice to be given hereunder shall be in
writing and shall be deemed given when delivered personally, sent by courier or facsimile or

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registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

                  To the Executive at:

                  Rafael Gomez Flores
                  Consorcio G Grupo Dina, S.A. de C.V.
                  Tlacoquemecatl No. 41
                  Colonia Del Valle
                  03100, Mexico D.F., Mexico
                  Facsimile:  011-525-420-3977

                  with a copy to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois  60601
                  Attention:  M. Finley Maxson, Esquire
                  Facsimile:  (312) 538-5700

                  To the Company at:

                  Motor Coach Industries International, Inc.
                  10 East Golf Road
                  Des Plaines, Illinois  60016
                  Facsimile:   (847) 299-6773
                  Attention:  Timothy J. Nalepka, Esquire

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  One Rodney Square
                  P.O. Box 636
                  Wilmington, Delaware  19899
                  Facsimile:  (302) 651-3001
                  Attention:  Robert B. Pincus, Esquire

                  Any notice delivered personally or by courier under this
Section 16 shall be deemed given on the date delivered and any notice sent by facsimile or registered or certified mail, postage prepaid, return receipt requested, shall be

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deemed given on the date transmitted by facsimile or mailed.

                  17       SEVERABILITY. If any provision of this Agreement or
the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the fullest extent permitted by law.

                  18       SURVIVORSHIP. The respective rights and obligations
or the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  19       GOVERNING LAW. This Agreement will be governed by and
construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

                  20       HEADINGS. All descriptive headings of sections and
paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

                  21       WITHHOLDING. All payments to the Executive under this
Agreement shall be reduced by all applicable withholding required by federal, state or local law.

                  22       COUNTERPARTS. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Employment Agreement as of the date first above written.



                                    MOTOR COACH INDUSTRIES INTERNATIONAL, INC.


                                    By:
                                       ---------------------------------------
                                        Name:
                                        Title:






                                       ---------------------------------------
                                          Rafael Gomez Flores